Exhibit 24
CONFIRMING STATEMENT

This Statement confirms that the
undersigned, Benjamin P. Harris, has authorized and designated each of Susan Hyde, Jasmine Moore, Joseph Martell, and Jessica Mijaro, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Corporate Property Associates 12 Inc. The authority of Susan Hyde, Jasmine Moore, Joseph Martell, and Jessica Mijaro under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Corporate Property Associates 12 Inc. unless earlier revoked in writing. The undersigned acknowledges Susan Hyde, Jasmine Moore, Joseph Martell, and Jessica Mijaro, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

/s/
Benjamin P. Harris
Signature


Benjamin P. Harris

Print Name


April 26, 2004
Date